Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FIRST QUARTER EARNINGS UP 11.1%

•	Record Quarterly Earnings

•	1Q 2009 Earnings Per Share of $0.55 (diluted)

•	Non-Performing Assets reduced to 0.16% of Average Earnings Assets

•	Tangible Common Equity Ratio increased to 4.61%

•	Total Risk Based Capital increased to 11.37%

HOUSTON, April 17, 2009. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended March 31, 2009 of $25.478 million or $0.55 per diluted common share, an increase in net income of $2.540 million or 11.1%, compared with $22.938 million or $0.52 per diluted common share for the same period in 2008.

“I am pleased to report another solid quarter of performance by our bank,” commented David Zalman, Chairman and Chief Executive Officer. “Our industry has experienced significant turmoil over the past few months and is at the center of the political debate surrounding the current economic conditions. We believe the decision we made last fall not to participate in the U.S. Treasury Department’s TARP program was the right decision for our shareholders and expect that the strength of our bank will lead to future opportunities.”

“While the Texas economy is not immune to the economic headwinds our country is facing, I am pleased with the performance of our bank. Our team is competing effectively in all of the markets we serve and we continue to experience opportunities to grow our market share,” continued Zalman.

Results of operations for the three months ended March 31, 2009

For the three months ended March 31, 2009, net income was $25.478 million compared with $22.938 million for the same period in 2008. Net income per diluted common share was $0.55 for the three months ended March 31, 2009 and $0.52 for the same period in 2008. Returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2009 were 1.15%, 8.02% and 28.52%, respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 49.47% for the three months ended March 31, 2009.

Net interest income before provision for credit losses for the quarter ended March 31, 2009 increased 42.5% to $74.078 million compared with $51.995 million during the same period in 2008. The increase was attributable primarily to a 45.2% increase in average earning assets. The net interest margin on a tax equivalent basis decreased to 3.98% for the three months ended March 31, 2009 compared with 4.03% for the same period in 2008.

The tax equivalent net interest margin increased 33 basis points to 3.98% reported for the three months ended March 31, 2009 from 3.65% reported for the three months ended December 31, 2008 as a result of multiple factors including lower deposit pricing and the effect on the full quarter of the assets purchased and the deposits assumed during the fourth quarter of 2008 from the FDIC as receiver of Franklin Bank.

Non-interest income increased $2.338 million or 18.4% to $15.017 million for the three months ended March 31, 2009 compared with $12.679 million for the same period in 2008. The increase was mainly attributable to an increase in service charges on deposit accounts related to accounts assumed from the FDIC as part of the Franklin Bank transaction and deposit accounts assumed from the 1st Choice acquisition.

Non-interest expense increased $14.903 million or 51.2% to $44.023 million for the first quarter of 2009 compared with $29.120 million for the first quarter of 2008. The increase was attributable to the increased expenses related to operating the additional banking offices that were acquired in the Franklin Bank transaction and the 1st Choice acquisition.

Prosperity’s FDIC insurance premium cost for 2008 was approximately $1.4 million. The expected full year 2009 FDIC insurance premium is currently projected to be between $8.0 million and $9.0 million based upon current deposit balances. Additionally, on February 27, 2009, the FDIC adopted an interim rule imposing a 20 basis point emergency special assessment on deposits as of June 30, 2009. The assessment is to be collected on September 30, 2009. The interim rule would also permit the FDIC to impose an additional emergency special assessment after June 30, 2009, of up to 10 basis points. Legislation has been proposed in Congress that would reduce the emergency special assessment imposed on June 30, 2009 to 10 basis points. Should the legislation pass or the rule become effective, Prosperity expects to incur the additional FDIC insurance costs in the second quarter of 2009.

Loans at March 31, 2009 were $3.501 billion, an increase of $339.673 million or 10.7%, compared with $3.162 billion at March 31, 2008. Loans decreased 1.8% or $65.757 million on a linked quarter basis compared with loans of $3.567 billion at December 31, 2008. As reflected in the table below, linked quarter loans for the first quarter of 2009 were impacted by the loans acquired from the FDIC as a part of the Franklin Bank transaction in November 2008 and the loans acquired as a part of the acquisitions of Banco Popular’s Houston branches and 1st Choice in the first and second quarters of 2008.

Deposits at March 31, 2009 were $7.207 billion, an increase of $2.258 billion or 45.6%, compared with $4.949 billion at March 31, 2008. Linked quarter deposits decreased $96.418 million or 1.3% from $7.303 billion at December 31, 2008. As reflected in the table below, linked quarter deposits for the first quarter of 2009 were impacted by the deposits assumed from the FDIC as part of the Franklin Bank transaction and the deposits assumed as a part of the acquisitions of Banco Popular’s Houston branches and 1st Choice.

Balance Sheet Data (at period end)	Mar 31, 2009	Dec 31, 2008	Mar 31, 2008
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Acquired with Banco Popular Houston branches	$3,045	$3,161	$1,629
Acquired with 1st Choice	155,671	168,642	0
Acquired from FDIC (related to Franklin Bank)	312,793	356,420	0
All other	3,029,791	3,038,834	3,159,998

Total Loans	$3,501,300	$3,567,057	$3,161,627

Deposits:
Assumed with Banco Popular Houston branches	$105,081	$114,434	117,873
Assumed with 1st Choice Bank	242,116	249,287	0
Assumed from FDIC (related to Franklin Bank)	1,880,823	1,994,417	0
All other	4,978,859	4,945,159	4,830,845

Total Deposits	$7,206,879	$7,303,297	$4,948,718

Average loans increased 12.3% or $387.056 million to $3.530 billion for the quarter ended March 31, 2009 compared with $3.143 billion for the same period of 2008. Linked quarter average loans increased 4.9% or $164.678 million from $3.366 billion at December 31, 2008. Average deposits increased 47.4% or $2.339 billion to $7.277 billion for the quarter ended March 31, 2009 compared with $4.938 billion for the same period of 2008. Linked quarter average deposits increased 8.9% or $591.890 million from $6.686 billion at December 31, 2008.

At March 31, 2009, construction loans totaled $643.151 million, consisting of approximately $214 million of single family residential construction loans; $91 million of land development loans; $89 million of raw land loans; $105 million of residential lot loans; $37 million of commercial lot loans; and $107 million of commercial construction and other construction loans. This is a decrease of $22.929 million from construction loans at December 31, 2008.

At March 31, 2009, Prosperity had $8.799 billion in total assets, $3.501 billion in loans, and $7.207 billion in deposits. Assets, loans and deposits at March 31, 2009 grew by 36.1%, 10.7% and 45.6%, respectively, compared with their level at March 31, 2008.

Asset Quality

Non-performing assets totaled $12.525 million or 0.16% of average earning assets at March 31, 2009 compared with $17.554 million or 0.33% of average earning assets at March 31, 2008 and $14.368 million or 0.20% of average earnings assets at December 31, 2008. The allowance for credit losses was 1.12% of total loans at March 31, 2009 compared with 1.01% at March 31, 2008 and 1.04% of total loans at December 31, 2008.

Non-performing assets (In thousands)	Mar 31, 2009		Dec 31, 2008		Sept 30, 2008

	Amount	#	Amount	#	Amount	#
Construction	$9,219	46	$9,252	36	$6,562	32
Agriculture and agriculture real estate	8	1	30	3	400	2
1-4 family (including home equity)	1,110	17	1,325	19	2,962	17
Commercial real estate (including multi-family)	859	5	2,014	8	2,886	8
Commercial	1,207	24	1,491	16	1,600	26
Consumer	122	11	250	15	126	18
Other	0	0	6	1	0	0

Total	$12,525	104	$14,368	98	$14,536	103

The provision for credit losses was $6.125 million for the three months ended March 31, 2009 and $1.167 million for the three months ended March 31, 2008. Prosperity’s loan loss reserve model called for increased provisioning in the first quarter due to increased charge-offs resulting from a general weakening of the economy. Net charge offs were $3.857 million for the three months ended March 31, 2009 and $1.643 million for the three months ended March 31, 2008.

Net Charge-offs (In thousands)	Three Months Ended Mar 31, 2009	Three Months Ended Dec 31, 2008	Twelve Months Ended Dec 31, 2008

1-4 family (including home equity)	$117	$100	$351
Agriculture	23	203	327
Commercial	761	1,552	2,489
Commercial RE (including multi-family)	0	43	(110)
Construction	2,387	742	3,190
Consumer	569	371	1,374

Total	$3,857	$3,011	$7,621

Conference Call

Prosperity’s management team will host a conference call on Friday, April 17, 2009 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s first quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-895-4790, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Assumption of deposits and acquisition of certain assets from the FDIC as receiver for Franklin Bank, SSB

On November 7, 2008, Prosperity Bank® assumed approximately $3.6 billion of deposits, including all uninsured deposits, from the FDIC, acting in its capacity as receiver for Franklin Bank. The FDIC entered into a purchase and assumption agreement with Prosperity Bank, which paid a premium to ensure that all deposits of Franklin Bank, both insured and uninsured, were transferred to Prosperity Bank®. Under the terms of the purchase and assumption agreement, Prosperity Bank® acquired certain assets from the FDIC, including approximately $350 million in US Treasury and Agency Securities and approximately $350 million in performing loans. The remaining net proceeds were predominately invested in US Agency Securities.

While Franklin Bank operated forty-five (45) full service banking offices, Prosperity Bank continues to operate thirty-three (33) of these locations and has consolidated the remainder with other nearby Prosperity locations.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office. As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of its common stock and paid approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America. The branches had approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, an $8.9 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred fifty-eight (158) full service banking locations; fifty-one (51) in the Houston area; twenty-seven (27) in the South Texas area including Corpus Christi and Victoria; twenty-four (24) in the Dallas/Fort Worth area; twenty (20) in the East Texas area; and thirty-six (36) in the Central Texas area including Austin, Bryan/College Station and San Antonio.

Central Texas Area -	Dallas/Fort Worth Area -	Palestine	Hitchcock
		Rusk	Katy
Austin -	Dallas -	Seven Points	Liberty
Allandale	Abrams Centre	Tyler	Magnolia
Cedar Park	Balch Springs	Tyler-University	Mont Belvieu
Congress	Camp Wisdom	Winnsboro	Nederland
183	Cedar Hill		Needville
Lakeway	Central Expressway		Sweeny
Liberty Hill	Frisco	Houston Area -	Tomball
Northland	Frisco-West		Waller
Oak Hill	Kiest	Houston -	West Columbia
Parmer Lane	Preston Road	Aldine	Wharton
Research Blvd	Red Oak	Bellaire	Winnie
Rollingwood	The Colony	Clear Lake	Wirt
Slaughter Lane	Turtle Creek	Copperfield
	Westmoreland	Cypress
		Downtown	South Texas Area -
Bryan/College Station -		Fairfield
Bryan	Fort Worth -	Gessner	Corpus Christi -
Bryan-East	Haltom City	Gladebrook	Airline
Bryan-North	Keller	Harrisburg	Carmel
College Station	Roanoke	Heights	Northwest
Greens Prairie	Stockyards	Highway 6 West	Saratoga
Wellborn Road		Hillcroft	Water Street
Rock Prairie		Little York
	Other Dallas/Fort Worth	Medical Center	Other South Texas
	Locations -	Memorial Drive	Locations -
Other Central Texas	Azle	Pasadena	Alice
Locations -	Ennis	Pecan Grove	Aransas Pass
Bastrop	Gainesville	River Oaks	Bay City
Caldwell	Mesquite	Sugar Land	Beeville
Dime Box	Muenster	SW Medical Center	Cuero
Dripping Springs	Sanger	Tanglewood	Goliad
Elgin	Waxahachie	Uptown	Gonzales
Flatonia		Waugh Drive	Hallettsville
Georgetown		Westheimer	Kingsville
Kingsland	East Texas Area -	Woodcreek	Mathis
La Grange	Athens		Palacios
Lexington	Athens-South	Other Houston Area	Pleasanton
Navasota	Blooming Grove	Locations -	Port Aransas
New Braunfels	Canton	Angleton	Port Lavaca
Round Rock	Carthage	Beaumont	Portland
San Antonio	Corsicana	Cinco Ranch	Rockport
Schulenburg	Crockett	Cleveland	Seguin
Smithville	Eustace	East Bernard	Sinton
Weimar	Grapeland	Edna	Victoria
	Gun Barrel City	El Campo	Victoria-North
	Jacksonville	Dayton	Yoakum
	Kerens	Galveston	Yorktown
	Longview	Groves
	Mount Vernon	Hempstead

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	$105,566	$96,588	$84,846	$81,979
Total interest expense	31,488	32,631	27,040	28,008

Net interest income	74,078	63,957	57,806	53,971
Provision for credit losses	6,125	6,000	1,700	1,000

Net interest income after provision for credit losses	67,953	57,957	56,106	52,971

Total non-interest income	15,017	13,508	13,117	13,066
Total non-interest expense	44,023	37,586	46,230	30,860

Net income before taxes	38,947	33,879	22,993	35,177
Federal income taxes	13,469	11,194	7,546	11,740

Net income	$25,478	$22,685	$15,447	$23,437

Basic earnings per share	$0.55	$0.49	$0.34	$0.52

Diluted earnings per share	$0.55	$0.49	$0.33	$0.52

Period end shares outstanding	46,100	46,080	46,072	46,060
Weighted average shares outstanding (basic)	46,086	46,078	46,065	44,852
Weighted average shares outstanding (diluted)	46,139	46,276	46,302	45,039

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2009	Mar 31, 2008	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$3,530,230	$3,143,174	$3,365,552	$3,136,515
Investment securities	4,030,151	1,977,510	3,229,874	1,801,443
Federal funds sold and other temporary investments	66,597	131,601	451,524	111,059

Total earning assets	7,626,978	5,252,285	7,046,950	5,049,017
Allowance for credit losses	(37,220)	(31,948)	(33,494)	(34,595)
Cash and due from banks	156,785	145,693	183,507	141,696
Goodwill	875,925	762,406	835,328	746,427
Core Deposit Intangibles (CDI)	37,085	44,790	42,657	47,372
Other real estate	7,016	11,422	6,431	5,622
Fixed assets, net	123,547	123,534	124,210	120,720
Other assets	107,750	110,969	138,298	106,099

Total assets	$8,897,866	$6,419,151	$8,343,887	$6,182,358

Non-interest bearing deposits	$1,492,026	$1,155,210	$1,425,440	$1,182,179
Interest bearing deposits	5,785,388	3,782,709	5,260,084	3,602,925

Total deposits	7,277,414	4,937,919	6,685,524	4,785,104
Securities sold under repurchase agreements	83,734	66,074	92,941	66,538
Federal funds purchased and other borrowings	83,091	96,978	178,369	41,106
Junior subordinated debentures	92,265	112,885	92,265	112,885
Other liabilities	90,982	61,745	52,297	54,839
Shareholders’ equity(A)	1,270,380	1,143,550	1,242,491	1,121,886

Total liabilities and equity	$8,897,866	$6,419,151	$8,343,887	$6,182,358

(A)

Includes $11,721, ($1,330), ($1,675) and ($2,287) in after tax unrealized gains (losses) on available for sale securities for the three month periods ending March 31, 2009, March 31, 2008, December 31, 2008 and December 31, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2009	Mar 31, 2008	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$55,802	$58,520	$56,073	$61,682
Interest on securities	49,726	24,783	39,713	22,446
Interest on federal funds sold and other temporary investments	38	1,162	802	1,313

Total interest income	105,566	84,465	96,588	85,441

Interest expense - deposits	29,457	28,945	29,663	30,354
Interest expense - debentures	1,119	2,019	1,452	2,206
Interest expense - other	912	1,506	1,516	1,247

Total interest expense	31,488	32,470	32,631	33,807

Net interest income (B)	74,078	51,995	63,957	51,634
Provision for credit losses	6,125	1,167	6,000	120

Net interest income after provision for credit losses	67,953	50,828	57,957	51,514

Service charges on deposit accounts	12,372	10,506	13,204	11,029
Net gain on sale of assets	97	4	130	91
Net gain (loss) on sale of ORE	22	39	(1,684)	(6)
Brokered mortgage income	70	109	34	105
Net gain on sale of held for sale loans	0	73	0	132
Gain on sale of securities	0	0	0	28
Other non-interest income	2,456	1,948	1,824	1,869

Total non-interest income	15,017	12,679	13,508	13,248

Salaries and benefits (C)	22,648	16,130	20,411	15,747
CDI amortization	2,664	2,492	2,284	2,620
Net occupancy and equipment	3,978	2,810	3,704	2,775
Depreciation	2,001	1,937	1,854	1,955
Data processing and software amortization	2,055	1,291	1,609	1,123
Impairment charge on write-down of securities	0	0	0	9,975
Other non-interest expense	10,677	4,460	7,724	5,218

Total non-interest expense	44,023	29,120	37,586	39,413

Net income before taxes	38,947	34,387	33,879	25,349
Federal income taxes	13,469	11,449	11,194	8,268

Net income available to common shareholders	$25,478	$22,938	$22,685	$17,081

(B)

Net interest income on a tax equivalent basis would be $74,759, $52,832, $64,597 and $52,467, for the three months ended March 31, 2009, March 31, 2008, December 31, 2008 and December 31, 2007, respectively.

(C)

Salaries and benefits includes stock-based compensation expense of $326, $248, $432 and $477 for the three months ended March 31, 2009, March 31, 2008, December 31, 2008 and December 31, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	As of and for the Three Months Ended
	Mar 31, 2009	Mar 31, 2008	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,684	1,374	1,734	1,359

Book value per share	$27.78	$25.93	$27.24	$25.51
Tangible book value per share	$7.88	$7.58	$7.43	$7.42

Period end shares outstanding	46,100	44,279	46,080	44,188
Weighted average shares outstanding (basic)	46,086	44,188	46,078	44,133
Weighted average shares outstanding (diluted)	46,139	44,328	46,276	44,420

Non-accrual loans	$1,402	$1,332	$2,142	$1,035
Accruing loans 90 or more days past due	1,562	4,484	7,594	4,092
Restructured loans	0	0	0	0

Total non-performing loans	2,964	5,816	9,736	5,127
Repossessed assets	427	126	182	56
Other real estate	9,134	11,612	4,450	10,207

Total non-performing assets	$12,525	$17,554	$14,368	$15,390

Allowance for credit losses at end of period	$39,238	$32,067	$36,970	$32,543

Net charge-offs	$3,857	$1,643	$3,011	$3,113

Basic earnings per share	$0.55	$0.52	$0.49	$0.39

Diluted earnings per share	$0.55	$0.52	$0.49	$0.38

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2009	Mar 31, 2008	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.15%	1.43%	1.09%	1.11%
Return on average common equity (annualized)	8.02%	8.02%	7.30%	6.09%
Return on average tangible common equity (annualized)	28.52%	27.28%	24.89%	20.82%
Net interest margin (D) (tax equivalent) (annualized)	3.98%	4.03%	3.65%	4.12%

Efficiency ratio(E)	49.47%	45.03%	48.60%	45.45%
Asset Quality Ratios

Non-performing assets to average earning assets	0.16%	0.33%	0.20%	0.30%
Non-performing assets to loans and other real estate	0.36%	0.55%	0.40%	0.49%
Net charge-offs to average loans	0.11%	0.05%	0.09%	0.10%
Allowance for credit losses to total loans	1.12%	1.01%	1.04%	1.04%

Common Stock Market Price

High	$30.00	$31.46	$36.98	$35.07

Low	$20.04	$21.96	$25.08	$28.18

Period end market price	$27.35	$28.66	$29.59	$29.39

(D)	Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.
(E)

The Company revised its efficiency ratio in the fourth quarter 2008 and no longer excludes gains and losses on the sale of ORE. The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets and impairment charge on write-down of securities). Prior period amounts have been restated to reflect the current methodology. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Mar 31, 2009		Dec 31, 2008		Sept 30, 2008		June 30, 2008
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$461,514	13.18%	$499,143	13.99%	$470,099	14.47%	$486,817	14.69%
Construction	643,151	18.37%	666,080	18.67%	626,443	19.28%	658,669	19.88%
1-4 family residential	667,392	19.06%	668,096	18.73%	574,583	17.69%	568,377	17.16%
Home equity	112,053	3.20%	107,048	3.01%	95,962	2.95%	95,774	2.89%
Commercial real estate	1,346,056	38.45%	1,343,401	37.66%	1,229,219	37.84%	1,241,872	37.48%
Agriculture	144,384	4.12%	145,649	4.08%	133,123	4.10%	135,421	4.09%
Consumer	126,750	3.62%	137,640	3.86%	119,188	3.67%	126,398	3.81%

Total Loans	$3,501,300		$3,567,057		$3,248,617		$3,313,328

Deposit Types

Non-interest bearing DDA	$1,510,005	20.95%	$1,522,983	20.85%	$1,263,407	24.75%	$1,285,493	24.27%
Interest bearing DDA	1,030,826	14.30%	1,082,078	14.82%	707,055	13.85%	750,214	14.16%
Money Market	1,495,724	20.76%	1,400,673	19.18%	1,147,559	22.48%	1,213,710	22.92%
Savings	322,130	4.47%	309,938	4.24%	246,370	4.83%	251,815	4.75%
Time < $100	1,491,380	20.69%	1,577,431	21.60%	814,165	15.95%	840,744	15.87%
Time > $100	1,356,814	18.83%	1,410,194	19.31%	926,286	18.14%	954,658	18.03%

Total Deposits	$7,206,879		$7,303,297		$5,104,842		$5,296,634

Loan to Deposit Ratio	48.6%		48.8%		63.6%		62.6%

Construction Loans

Single family residential construction	$214,034	33.28%	$237,191	35.61%	$233,196	37.23%	$244,250	37.08%
Land development	91,005	14.15%	90,846	13.64%	73,955	11.81%	75,376	11.44%
Raw land	89,003	13.84%	89,120	13.38%	90,974	14.52%	98,341	14.93%
Residential lots	104,684	16.28%	106,869	16.04%	101,027	16.13%	104,384	15.85%
Commercial lots	37,318	5.80%	39,374	5.91%	35,890	5.73%	37,714	5.73%
Other	107,107	16.65%	102,680	15.42%	91,401	14.58%	98,604	14.97%

Total Construction Loans	$643,151		$666,080		$626,443		$658,669

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

Balance Sheet Data (at period end)	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total loans	$3,501,300	$3,567,057	$3,248,617	$3,313,328	$3,161,627
Investment securities (F)	3,991,200	4,160,401	2,294,403	2,235,703	2,086,382
Federal funds sold and other temporary investments	590	16,404	25,748	14,230	32,268

Total earning assets	7,493,090	7,743,862	5,568,768	5,563,261	5,280,277
Allowance for credit losses	(39,238)	(36,970)	(33,981)	(34,085)	(32,067)
Cash and due from banks	163,278	212,335	159,386	170,966	159,754
Goodwill	874,356	874,654	811,916	811,391	769,013
Core deposit intangibles	42,796	38,196	44,974	47,536	43,577
Other real estate	9,134	4,450	7,538	6,655	11,612
Fixed assets, net	151,544	123,638	123,823	125,000	123,806
Other assets	104,237	112,199	105,485	103,010	108,761

Total assets	$8,799,197	$9,072,364	$6,787,909	$6,793,734	$6,464,733

Demand deposits	$1,510,005	$1,522,983	$1,263,407	$1,285,493	$1,202,622
Interest bearing deposits	5,696,874	5,780,314	3,841,435	4,011,141	3,746,096

Total deposits	7,206,879	7,303,297	5,104,842	5,296,634	4,948,718
Securities sold under repurchase agreements	81,773	96,017	100,310	99,225	70,942
Federal funds purchased and other borrowings	28,441	229,395	219,671	42,089	125,360
Junior subordinated debentures	92,265	92,265	92,265	92,265	112,885
Other liabilities	109,291	96,284	41,641	45,916	58,761

Total liabilities	7,518,649	7,817,258	5,558,729	5,576,129	5,316,666
Shareholders’ equity (G)	1,280,548	1,255,106	1,229,180	1,217,605	1,148,067

Total liabilities and equity	$8,799,197	$9,072,364	$6,787,909	$6,793,734	$6,464,733

(F)

Includes $23,784, $15,158, $1,220, ($633) and $3,903 in unrealized gains (losses) on available for sale securities for the quarterly periods ending March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.

(G)

Includes $15,460, $9,853, $793, ($411) and $2,537 in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ending March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$55,802	$56,073	$56,925	$55,948	$58,520
Interest on securities	49,726	39,713	27,834	25,856	24,783
Interest on federal funds sold and other earning assets	38	802	87	175	1,162

Total interest income	105,566	96,588	84,846	81,979	84,465

Interest expense - deposits	29,457	29,663	23,874	25,210	28,945
Interest expense - debentures	1,119	1,452	1,410	1,558	2,019
Interest expense - other	912	1,516	1,756	1,240	1,506

Total interest expense	31,488	32,631	27,040	28,008	32,470

Net interest income	74,078	63,957	57,806	53,971	51,995
Provision for credit losses	6,125	6,000	1,700	1,000	1,167

Net interest income after provision for credit losses	67,953	57,957	56,106	52,971	50,828

Service charges on deposits accounts	12,372	13,204	11,348	10,727	10,506
Net gain on sale of assets	97	130	34	676	4
Net gain (loss) on sale of ORE	22	(1,684)	(210)	(478)	39
Brokered mortgage income	70	34	74	113	109
Net gain on sale of held for sale loans	0	0	46	110	73
Gain on sale of securities	0	0	0	0	0
Other non-interest income	2,456	1,824	1,825	1,918	1,948

Total non-interest income	15,017	13,508	13,117	13,066	12,679

Salaries and benefits	22,648	20,411	17,526	16,751	16,130
CDI amortization	2,664	2,284	2,562	2,459	2,492
Net occupancy and equipment	3,978	3,704	3,088	2,867	2,810
Depreciation	2,001	1,854	1,955	1,920	1,937
Data processing and software amortization	2,055	1,609	1,319	1,361	1,291
Impairment charge on write-down of securities	0	0	14,025	0	0
Other non-interest expense	10,677	7,724	5,755	5,502	4,460

Total non-interest expense	44,023	37,586	46,230	30,860	29,120

Net income before taxes	38,947	33,879	22,993	35,177	34,387
Federal income taxes	13,469	11,194	7,546	11,740	11,449

Net income available to common shareholders	$25,478	$22,685	$15,447	$23,437	$22,938

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2009	Dec 31, 2008	Sept. 30, 2008	June 30, 2008	Mar 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.15%	1.09%	0.91%	1.43%	1.43%
Return on average common equity (annualized)	8.02%	7.30%	5.04%	7.96%	8.02%
Return on average tangible equity (annualized)	28.52%	24.89%	16.83%	26.93%	27.28%
Net interest margin (tax equivalent) (annualized)	3.98%	3.65%	4.15%	4.10%	4.03%

Employees - FTE	1,684	1,734	1,366	1,397	1,374

Efficiency ratio	49.47%	48.60%	45.43%	46.50%	45.03%
Non-performing assets to average earning assets	0.16%	0.20%	0.26%	0.22%	0.33%
Non-performing assets to loans and other real estate	0.36%	0.40%	0.45%	0.35%	0.55%
Net charge-offs to average loans	0.11%	0.09%	0.05%	0.04%	0.05%
Allowance for credit losses to total loans	1.12%	1.04%	1.05%	1.03%	1.01%

Book value per share	$27.78	$27.24	$26.68	$26.44	$25.93

Tangible book value per share	$7.88	$7.43	$8.08	$7.79	$7.58

Tier 1 risk-based capital	10.44%	9.89%	12.71%	12.70%	13.16%

Total risk-based capital	11.37%	10.76%	13.65%	13.67%	14.11%

Tier 1 leverage capital	5.48%	5.68%	7.75%	7.87%	7.91%

Tangible equity to tangible assets	4.61%	4.19%	6.28%	6.04%	5.94%

Equity to assets	14.55%	13.83%	18.11%	17.92%	17.76%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended March 31, 2009
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,530,230	$55,802	6.41%
Investment securities	4,030,151	49,726	4.94%
Federal funds sold and other temporary investments	66,597	38	0.23%

Total interest earning assets	7,626,978	$105,566	5.61%

Allowance for credit losses	(37,220)
Non-interest earning assets	1,308,108

Total assets	$8,897,866

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,068,685	$2,122	0.81%
Savings and money market deposits	1,803,137	6,057	1.36%
Certificates and other time deposits	2,913,566	21,278	2.96%
Securities sold under repurchase agreements	83,734	348	1.69%
Federal funds purchased and other borrowings	83,091	564	2.75%
Junior subordinated debentures	92,265	1,119	4.92%

Total interest bearing liabilities	6,044,478	$31,488	2.11%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,492,026
Other liabilities	90,982

Total liabilities	7,627,486
Shareholders’ equity	1,270,380

Total liabilities and shareholders’ equity	$8,897,866

Net Interest Income & Margin		$74,078	3.94%

Net Interest Income & Margin (tax equivalent)		$74,759	3.98%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2008
	Average Balance	Interest Earned /Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,143,174	$58,520	7.47%
Investment securities	1,977,510	24,783	5.01%
Federal funds sold and other temporary investments	131,601	1,162	3.54%

Total interest earning assets	5,252,285	$84,465	6.45%

Allowance for credit losses	(31,948)
Non-interest earning assets	1,198,814

Total assets	$6,419,151

Interest Bearing Liabilities:
Interest bearing demand deposits	$869,728	$3,121	1.44%
Savings and money market deposits	1,252,346	7,414	2.37%
Certificates and other time deposits	1,660,635	18,410	4.45%
Securities sold under repurchase agreements	66,074	604	3.67%
Federal funds purchased and other borrowings	96,978	902	3.73%
Junior subordinated debentures	112,885	2,019	7.17%

Total interest bearing liabilities	4,058,646	$32,470	3.21%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,155,210
Other liabilities	61,745

Total liabilities	5,275,601
Shareholders’ equity	1,143,550

Total liabilities and shareholders’ equity	$6,419,151

Net Interest Income & Margin		$51,995	3.97%

Net Interest Income & Margin (tax equivalent)		$52,832	4.03%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended December 31, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,365,552	$56,073	6.63%
Investment securities	3,229,874	39,713	4.92%
Federal funds sold and other temporary investments	451,524	802	0.71%

Total interest earning assets	7,046,950	$96,588	5.45%

Allowance for credit losses	(33,494)
Non-interest earning assets	1,330,431

Total assets	$8,343,887

Interest Bearing Liabilities:
Interest bearing demand deposits	$839,152	$1,629	0.77%
Savings and money market deposits	1,578,817	6,895	1.74%
Certificates and other time deposits	2,842,115	21,139	2.96%
Securities sold under repurchase agreements	92,941	579	2.48%
Federal funds purchased and other borrowings	178,369	937	2.09%
Junior subordinated debentures	92,265	1,452	6.26%

Total interest bearing liabilities	5,623,659	$32,631	2.31%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,425,440
Other liabilities	52,297

Total liabilities	7,101,396
Shareholders’ equity	1,242,491

Total liabilities and shareholders’ equity	$8,343,887

Net Interest Income & Margin		$63,957	3.61%

Net Interest Income & Margin (tax equivalent)		$64,597	3.65%